_____________, 2002


Broad Street Investment VIII Inc.
735 Broad Street, Suite 218
Chattanooga, TN  37402

Attn: Mark T. Thatcher, Esq.

     Re: Investment Representation Letter - Plan of Gifting between Affiliates of Broad Street Investment VIII, Inc. and Donees

Gentlemen:

In connection with the proposed gifting distribution of certain shares of the outstanding capital stock of Broad Street Investment VIII, Inc., a Colorado corporation (the "Company"), of which I am a recipient, each of the undersigned hereby makes the following certifications and representations with respect to the Common Stock that is being gifted to the undersigned pursuant to the gifting distribution (the "Shares").

The undersigned is either an "accredited investor," as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act") or prior to the acquisition of Common Stock, (i) has been given an opportunity by the Company to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information from the Company that is necessary to make an informed decision regarding the offering, and (ii) has been advised by the Company of the limitations on resale.

By answering the questions listed below, the undersigned further represents that the undersigned has the educational background and the business and financial knowledge and experience necessary to evaluate the prospective investment in the Company:

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1. Please describe your educational background, indicating degrees obtained.




2.a) Please state your present occupation, employer, primary business address, and business phone number.




(b) Please describe your occupational history briefly. Specific employers need not be identified. What is sought is a description of your experience in financial and business matters.



3. Please indicate your prior experience in investing in new, speculative, companies.




4.    Please indicate any other relevant investment experience.




5. Please describe any pre-existing personal or business relationship between you and the Company, or any of its officers or directors.


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6. If you have a background or experience in the business conducted by the Company, please describe.




The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

The undersigned understands that the Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met including, among other things, (1) the availability of certain current public information about the Purchaser, (2) the passage of required holding periods under Rule 144 and (3) compliance with limitations on the volume of shares which may be sold during any three-month period. The undersigned acknowledges that the certificates representing the Shares will be legended to reflect these restrictions.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1.  The Shares are transferred pursuant to Rule 144; or

2. The Company shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or


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3. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

4. (i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) the undersigned shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act.


Signature


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